EXHIBIT 4.20

THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. IT MAY NOT BE SOLD, OFFERED FOR SALE, TRANSFERRED OR ASSIGNED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAW OR AN APPLICABLE EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS.

February 4, 2000
                            ABLE TELCOM HOLDING CORP.

                          Common Stock Purchase Warrant

           Able Telcom Holding Corp., a Florida corporation (the "COMPANY"), hereby certifies that for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, RGC International Investors LDC, having an address c/o Rose Glen Capital Management, L.P., 3 Bala Plaza East, Suite 200, 251 St. Asaphs Road, Bala Cynwyd, PA 19004 ("PURCHASER") or any other Warrant Holder, as defined below, is entitled, on the terms and conditions set forth below, to purchase from the Company at any time beginning on the date hereof and ending on the fifth anniversary of the date hereof, 100,000 fully paid and nonassessable shares of Common Stock, $.001 par value, of the Company (the "COMMON STOCK"), at a purchase price per share of Common Stock equal to $10.127 (the "Purchase Price"). Such Purchase Price may from time to time be adjusted pursuant to Section 6 herein.

           1. DEFINITIONS.

                    (a) The term "AGREEMENT" shall mean the Securities Exchange Agreement dated as of February 4, 2000, between the Company and the Purchaser.

                    (b) The term "APPROVED MARKET" shall mean the Nasdaq National Market or the American Stock Exchange or the New York Stock Exchange.

                    (b) The term "BEST EFFORTS" means as to any party obligated to use its Best Efforts to accomplish a particular objective that the obligated party is required to make diligent, good faith, prompt, substantial and persistent efforts as a prudent person desiring to achieve the applicable objective would use in order to ensure that such objective is achieved as expeditiously as possible.

                    (c)      The term "CLOSING DATE" means the date hereof.

                    (d) The term "TRADING DAY" means any day on which the Common Stock is traded for any period on the Nasdaq National Market, or on the principal securities exchange or other market where the Common Stock is listed or traded.

                    (e) The term "WARRANT HOLDER" shall mean the Purchaser or any assignee of all or any portion of this Warrant.

                    (f) The term "WARRANT SHARES" shall mean the Shares of Common Stock or other securities issuable upon exercise of this Warrant.

           Capitalized terms used but not defined in this Warrant shall have the meanings specified in the Agreement.

           2. EXERCISE OF WARRANT.

           This Warrant may be exercised by the Warrant Holder, in whole or in part, at any time and from time to time by either of the following methods:

           (a) The Warrant Holder may surrender this Warrant, together with the form of subscription at the end hereof duly executed by such Warrant Holder ("SUBSCRIPTION NOTICE"), at the offices of the Company or any transfer agent for the Common Stock; together with payment of the aggregate Purchase Price for all Warrant Shares exercised; or

           (b) The Warrant Holder may also exercise this Warrant, in whole or in part, in a "cashless" or "net-issue" exercise by delivering to the offices of the Company or any transfer agent for the Common Stock this Warrant, together with a Subscription Notice specifying the number of Warrant Shares to be delivered to such Warrant Holder ("DELIVERABLE SHARES") and the number of Warrant Shares with respect to which this Warrant is being surrendered in payment of the aggregate Purchase Price for the Deliverable Shares ("SURRENDERED SHARES"); provided that the Purchase Price multiplied by the number of Deliverable Shares shall not exceed the value of the Surrendered Shares; and provided further that the sum of the number of Deliverable Shares and the number of Surrendered Shares so specified shall not exceed the aggregate number of Warrant Shares represented by this Warrant. For the purposes of this provision, each Warrant Share as to which this Warrant is surrendered will be attributed a value equal to the fair market value (as defined below) of the Warrant Share minus the Purchase Price of the Warrant Share (the "Spread"). The number of Deliverable Shares shall be equal to (i) the number of Surrendered Shares multiplied by the Spread; divided by (ii) the Purchase Price of this Warrant on the date of exercise.

           In the event that the Warrant is not exercised in full, the number of Warrant Shares shall be reduced by the number of such Warrant Shares for which this Warrant is exercised and/or surrendered, and the Company, at its expense, shall within three (3) Trading Days (as defined below) issue and deliver or upon the order of Warrant Holder a new Warrant of like tenor in the name of Warrant Holder or as Warrant Holder (upon payment by Warrant Holder of any applicable transfer taxes) may request, reflecting such adjusted Warrant Shares.

           3. DELIVERY OF STOCK CERTIFICATES.

                    (a) Subject to the terms and conditions of this Warrant, as soon as practicable after the exercise of this Warrant in full or in part, and in any event within three (3) Trading Days thereafter, the Company shall transmit the certificates (together with any other stock or other securities or property to which Warrant Holder is entitled upon exercise) by messenger or overnight delivery service to reach the address designated by such holder within three (3) Trading Days after the receipt of the Subscription Notice ("T+3"). If such certificates are not received by the Warrant Holder within T+3, then the Warrant Holder will be entitled to revoke and withdraw its exercise of its Warrant at any time prior to its receipt of those certificates.

                    In lieu of delivering physical certificates representing the Warrant Shares deliverable upon exercise of Warrants, provided the Company's transfer agent is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer ("FAST") program, upon request of the Warrant Holder, the Company shall use its Best Efforts to cause its transfer agent to electronically transmit the Warrant Shares issuable upon exercise to the Warrant Holder, by crediting the account of Warrant Holder's prime broker with DTC through its Deposit Withdrawal Agent Commission ("DWAC") system. The time periods for delivery described above shall apply to the electronic transmittals through the DWAC system. The parties agree to coordinate with DTC to accomplish this objective. The exchange pursuant to Section 3 shall be deemed to have been made immediately prior to the close of business on the date of the Subscription Notice. The person or persons entitled to receive the Warrant Shares issuable upon such exercise shall be treated for all purposes as the record holder or holders of such Common Shares at the close of business on the date of the Subscription Notice.

                    (b) This Warrant may not be exercised as to fractional shares of Common Stock. In the event that the exercise of this Warrant, in full or in part, would result in the issuance of any fractional share of Common Stock, then in such event the Warrant Holder shall be entitled to cash equal to the fair market value of such fractional share. For purposes of this Warrant, "FAIR MARKET VALUE" shall equal the closing trading price of the Common Stock on the Approved Market which is the principal trading exchange or market for the Common Stock (the "PRINCIPAL MARKET") on the date of determination or, if the Common Stock is not listed or admitted to trading on any Approved Market, the average of the closing bid and asked prices on the over-the-counter market as furnished by any New York Stock Exchange member firm reasonably selected from time to time by the Company for that purpose and reasonably acceptable to the Warrant Holder, or, if the Common Stock is not listed or admitted to trading on any Approved Market or traded over-the-counter and the average price cannot be determined as contemplated above, the fair market value of the Common Stock shall be as reasonably determined in good faith by the Company's Board of Directors with the concurrence of the Warrant Holder.

           4. REPRESENTATIONS AND COVENANTS OF THE COMPANY.

                    (a) The Company shall comply with its obligations under the Registration Rights Agreement with respect to the Warrant Shares, including, without limitation, the Company's obligation to have filed and declared and maintained effective a registration statement registering the Warrant Shares under the Securities Act of 1933, as amended (the "ACT").

                    (b) The Company shall use its Best Efforts to take all necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, including, without limitation, the notification of the Principal Market, for the legal and valid issuance of this Warrant and the Warrant Shares to the Warrant Holder under this Warrant.

                    (c) From the date hereof through the last date on which this Warrant is exercisable, the Company shall use its Best Efforts to take all steps necessary to insure that the Common Stock remains listed on the Principal Market.

                    (d) The Warrant Shares, when issued in accordance with the terms hereof, will be duly authorized and, when paid for or issued in accordance with the terms hereof, shall be validly issued, fully paid and non-assessable. The Company has authorized and reserved for issuance to Warrant Holder the requisite number of shares of Common Stock to be issued pursuant to this Warrant.

                    (e) The Company shall at all times reserve and keep available, solely for issuance and delivery as Warrant Shares hereunder, 105% of such number of shares of Common Stock as shall from time to time be issuable hereunder.

                    (f) With a view to making available to the Warrant Holder the benefits of Rule 144 promulgated under the Act and any other rule or regulation of the Securities and Exchange Commission ("SEC") that may at any time permit Warrant Holder to sell securities of the Company to the public without registration, the Company agrees to use its Best Efforts to:

                           i) make and keep public information available, as
                  those terms are understood and defined in Rule 144, at all times;

                           ii) file with the SEC in a timely manner all reports
                  and other documents required of the Company under the Act and the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"); and

                           iii) furnish to any Warrant Holder forthwith upon
                  request a written statement by the Company that it has complied with the reporting requirements of Rule 144 and of the Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed by the Company as may be reasonably requested to permit any such Warrant Holder to take advantage of any rule or regulation of the SEC permitting the selling of any such securities without registration.

                    (g) In the event that the Company is unable to issue shares upon exercise of this Warrant, in whole or in part, by the Holder, then the Company shall pay to the Holder a cash payment, by wire transfer in immediately available funds to an account designated by the Holder, per share in an amount equal to the difference between the Purchase Price and the fair market value of the Common Stock on the date of exercise.

           5. REPRESENTATIONS AND COVENANTS OF THE PURCHASER.

                    The Purchaser shall not resell Warrant Shares, unless such resale is pursuant to an effective registration statement under the Act or pursuant to an applicable exemption from such registration requirements.

           6. ADJUSTMENT OF PURCHASE PRICE AND NUMBER OF SHARES. The number of and kind of securities purchasable upon exercise of this Warrant and the Purchase Price shall be subject to adjustment from time to time as follows:

                    (a) SUBDIVISIONS, COMBINATIONS AND OTHER ISSUANCES. If the Company shall at any time after the date hereof but prior to the expiration of this Warrant subdivide its outstanding securities as to which purchase rights under this Warrant exist, by split-up, spin-off, or otherwise, or combine its outstanding securities as to which purchase rights under this Warrant exist, the number of Warrant Shares as to which this Warrant is exercisable as of the date of such subdivision, split-up, spin-off or combination shall forthwith be proportionately increased in the case of a subdivision, or proportionately decreased in the case of a combination. Appropriate proportional adjustments (decrease in the case of subdivision, increase in the case of combination) shall also be made to the Purchase Price payable per share, so that the aggregate Purchase Price payable for the total number of Warrant Shares or Warrants purchasable under this Warrant as of such date shall remain the same as it would have been before such subdivision or combination.

                    (b) STOCK DIVIDEND. If at any time after the date hereof the Company declares a dividend or other distribution on Common Stock payable in Common Stock or other securities or rights convertible into or exchangeable for Common Stock ("COMMON STOCK EQUIVALENTS") without payment of any consideration by holders of Common Stock for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon exercise or conversion thereof), then the number of shares of Common Stock for which this Warrant may be exercised shall be increased as of the record date (or the date of such dividend distribution if no record date is set) for determining which holders of Common Stock shall be entitled to receive such dividends, in proportion to the increase in the number of outstanding shares (and shares of Common Stock issuable upon conversion of all such securities convertible into Common Stock) of Common Stock as a result of such dividend, and the Purchase Price shall be proportionately reduced so that the aggregate Purchase Price for all the Warrant Shares issuable hereunder immediately after the record date (or on the date of such distribution, if applicable), for such dividend shall equal the aggregate Purchase Price so payable immediately before such record date (or on the date of such distribution, if applicable).

                    (c) OTHER DISTRIBUTIONS. If at any time after the date hereof the Company distributes to holders of its Common Stock, other than as part of its dissolution, liquidation or the winding up of its affairs, any shares of its capital stock, any evidence of indebtedness or any of its assets (other than Common Stock), then the number of Warrant Shares for which this Warrant is exercisable shall be increased to equal: (i) the number of Warrant Shares for which this Warrant is exercisable immediately prior to such event,
(ii) multiplied by a fraction, (A) the numerator of which shall be the fair market value per share of Common Stock on the record date for the dividend or distribution, and (B) the denominator of which shall be the fair market value price per share of Common Stock on the record date for the dividend or distribution minus the amount allocable to one share of Common Stock of the value (as jointly determined in good faith by the Board of Directors of the Company and the Warrant Holder) of any and all such evidences of indebtedness, shares of capital stock, other securities or property, so distributed. The Purchase Price shall be reduced to equal: (i) the Purchase Price in effect immediately before the occurrence of any event (ii) multiplied by a fraction,
(A) the numerator of which is the number of Warrant Shares for which this Warrant is exercisable immediately before the adjustment, and (B) the denominator of which is the number of Warrant Shares for which this Warrant is exercisable immediately after the adjustment.

                    (d) MERGER, ETC. If at any time after the date hereof there shall be a merger or consolidation of the Company with or into or a transfer of all or substantially all of the assets of the Company to another entity, then the Warrant Holder shall be entitled to receive upon or after such transfer, merger or consolidation becoming effective, and upon payment of the Purchase Price then in effect, the number of shares or other securities or property of the Company or of the successor corporation resulting from such merger or consolidation, which would have been received by Warrant Holder for the shares of stock subject to this Warrant had this Warrant been exercised just prior to such transfer, merger or consolidation becoming effective or to the applicable record date thereof, as the case may be. The Company will not merge or consolidate with or into any other corporation, or sell or otherwise transfer its property, assets and business substantially as an entirety to another corporation, unless the corporation resulting from such merger or consolidation (if not the Company), or such transferee corporation, as the case may be, shall expressly assume, by supplemental agreement reasonably satisfactory in form and substance to the Warrant Holder, the due and punctual performance and observance of each and every covenant and condition of this Warrant to be performed and observed by the Company.

                    (e) RECLASSIFICATION, ETC. If at any time after the date hereof there shall be a reorganization or reclassification of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities of any other class or classes, then the Warrant Holder shall thereafter be entitled to receive upon exercise of this Warrant, during the period specified herein and upon payment of the Purchase Price then in effect, the number of shares or other securities or property resulting from such reorganization or reclassification, which would have been received by the Warrant Holder for the shares of stock subject to this Warrant had this Warrant at such time been exercised.

           7. NO IMPAIRMENT. The Company will not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Warrant Holder against impairment. Without limiting the generality of the foregoing, the Company (a) will not increase the par value of any Warrant Shares above the amount payable therefor on such exercise, and (b) will take all such action as may be reasonably necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares on the exercise of this Warrant.

           8. NOTICE OF ADJUSTMENTS. Whenever the Purchase Price or number of Shares purchasable hereunder shall be adjusted pursuant to Section 6 hereof, the Company shall execute and deliver to the Warrant Holder a certificate setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated and the Purchase Price and number of shares purchasable hereunder after giving effect to such adjustment, and shall cause a copy of such certificate to be mailed (by first class mail, postage prepaid) to the Warrant Holder.

           9. RIGHTS AS SHAREHOLDER. Prior to exercise of this Warrant, the Warrant Holder shall not be entitled to any rights as a shareholder of the Company with respect to the Warrant Shares, including (without limitation) the right to vote such shares, receive dividends or other distributions thereon or be notified of shareholder meetings. However, in the event of any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Company shall mail to each Warrant Holder, at least 10 Trading Days prior to the date specified therein, a notice specifying the date on which any such record date is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

           10. LIMITATION ON EXERCISE. Notwithstanding anything in this Warrant to the contrary, in no event shall the Warrant Holder be entitled to exercise a number of Warrants (or portions thereof) in excess of the number of Warrants (or portions thereof) upon exercise of which the sum of (i) the number of shares of Common Stock beneficially owned by the Warrant Holder and its affiliates (other than shares of Common Stock which may be deemed beneficially owned through ownership of the unexercised Warrants and the unexercised or unconverted portion of any other securities of the Company subject to a limitation on conversion or exercise analogous to the limitation contained herein) and (ii) the number of shares of Common Stock issuable upon exercise of the Warrants (or portions thereof) with respect to which the determination described herein is being made, would result in beneficial ownership by the Warrant Holder and its affiliates of more than 4.9% of the outstanding shares of Common Stock. For purposes of the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13D-G thereunder, except as otherwise provided in clause
(i) hereof.

           11. REPLACEMENT OF WARRANT. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction of this Warrant, on delivery of an indemnity agreement or security reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender and cancellation of such Warrant, the Company at its expense promptly will execute and deliver, in lieu thereof a new Warrant of like tenor.

           12. SPECIFIC PERFORMANCE; CONSENT TO JURISDICTION; CHOICE OF LAW

                    (a) The Company and the Warrant Holder acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Warrant were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall he entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Warrant and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which either of them may be entitled by law or equity.

                    (b) EACH OF THE COMPANY AND THE WARRANT HOLDER (I) HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN NEW YORK COUNTY, NEW YORK FOR THE PURPOSES OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS WARRANT AND (II) HEREBY WAIVES, AND AGREES NOT TO ASSERT IN ANY SUCH SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF SUCH COURT, THAT THE SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM OR THAT THE VENUE OF THE SUIT, ACTION OR PROCEEDING IS IMPROPER. EACH OF THE COMPANY AND THE WARRANT HOLDER CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF TO SUCH PARTY AT THE ADDRESS IN EFFECT FOR NOTICES TO IT UNDER THIS WARRANT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING IN THIS PARAGRAPH SHALL AFFECT OR LIMIT ANY RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

                    (c) THE COMPANY AND THE WARRANT HOLDER IRREVOCABLY WAIVE THEIR RIGHT TO TRIAL BY JURY.

                    (d) THIS WARRANT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE AND, WHERE APPLICABLE, FEDERAL LAW.

           13. ENTIRE AGREEMENT; AMENDMENTS. This Warrant, the Exhibits hereto and the provisions contained in the Agreement or the Registration Rights Agreement contain the entire understanding of the parties with respect to the matters covered hereby and thereby and, except as specifically set forth herein and therein, neither the Company nor the Warrant Holder makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by a written instrument signed by the party against whom enforcement of any such amendment or waiver is sought.

           14. NOTICES. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery or delivery by telex (with correct answer back received), telecopy or facsimile at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

                  to the Company:

                  Able Telcom Holding Corp.
                  1000 Holcomb Woods Parkway
                  Suite 440
                  Roswell, GA.  30076
                  Attn: President
                  Facsimile: (770) 993-8532

                  to the Warrant Holder:

                  c/o Rose Glen Capital Management, L.P.
                  3 Bala Plaza East, Suite 200
                  251 St. Asaphs Road
                  Bala Cynwyd, PA 19004
                  Attn:  Wayne Bloch
                  Facsimile:  610-617-0570

Either party hereto may from time to time change its address for notices under this Section 14 by giving at least 10 days' prior written notice of such changed address to the other party hereto.

           15. MISCELLANEOUS. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

           16. ASSIGNMENT. This Warrant may be transferred or assigned, in whole or in part, at any time and from time to time by the then Warrant Holder by submitting this Warrant to the Company together with a duly executed Assignment in substantially the form and substance of the Form of Assignment which accompanies this Warrant and, upon the Company's receipt hereof, and in any event, within three (3) business days thereafter, the Company shall issue a Warrant to the Warrant Holder to evidence that portion of this Warrant, if any as shall not have been so transferred or assigned; provided, however, that such transfer or assignment shall be registered or qualified under all applicable securities laws, or otherwise exempt therefrom.

           17. SUCCESSORS AND ASSIGNS. This Warrant shall be binding upon any entity succeeding to the Company by merger, consolidation or acquisition of all or substantially all of the Company's assets.

                            [SIGNATURE PAGE FOLLOWS]

Dated:  February 4, 2000              ABLE TELCOM HOLDING CORP.

                                      By:
                                         ---------------------------------------
                                      Name:
                                      Title:

[CORPORATE SEAL]

Attest:

By:
      Its

   (SIGNATURE PAGE OF ABLE TELCOM HOLDING CORP. COMMON STOCK PURCHASE WARRANT)

                              (SUBSCRIPTION NOTICE)
                            FORM OF WARRANT EXERCISE
                   (TO BE SIGNED ONLY ON EXERCISE OF WARRANT)

TO:    ABLE TELCOM HOLDING CORP.
ATTN:  SECRETARY

       The undersigned, the holder of the within Warrant, hereby irrevocably elects to exercise this Warrant:

       _____ (A)  for, and to purchase thereunder,________________ shares of
                  Common Stock of Able Telcom Holding Corp., a Florida corporation (the "Common Stock"), and herewith, or by wire transfer, makes payment of $ _______________ therefor; or


       _____ (B)  in a "cashless" or "net-issue exercise" for, and to purchase thereunder, ______ shares of Common Stock, and herewith makes payment therefor with _____________Surrendered WarrantShares.

       The undersigned requests that the certificates for such shares be issued in the name of, and

       _____ (A)  delivered to ______________ , whose address is ___________; or

       _____ (B)  electronically transmitted and credited to the account of
                  _____________ , undersigned's prime broker (Account No.__________ ) with Depository Trust Company through its Deposit Withdrawal Agent Commission system.

Dated:

                                  ______________________________________________
                                  (Signature must conform to name of holder as specified on the face of the Warrant)


                                  ______________________________________________
                                                    (Address)

                                  Tax Identification Number:____________________

                               FORM OF ASSIGNMENT
                   (TO BE SIGNED ONLY ON TRANSFER OF WARRANT)

For value received, the undersigned hereby sells, assigns, and transfers unto __________________ the right represented by the within Warrant to purchase
_________ shares of Common Stock of ABLE TELCOM HOLDING CORP., a Florida corporation, to which the within Warrant relates, and appoints ________________ Attorney to transfer such right on the books of ABLE TELCOM HOLDING CORP., a Florida corporation, with full power of substitution of premises.

  Dated:  ______________


                                  ______________________________________________
                                  (Signature must conform to name of holder as specified on the face of the Warrant)


                                  ______________________________________________
                                                    (Address)


___________________________________
Signed in the presence of: